SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C.  20549







                             FORM 8-K


                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) August 4, 1995

                    ADDINGTON RESOURCES, INC.
       (Exact Name of Registrant as Specified in Charter)

  Delaware                         0-16498            61-1125039
(State or Other                  (Commission         (IRS Employer
Jurisdiction of                   File Number)       Identification
Incorporation)                                            No.)

1500 N. Big Run Road, Ashland, Kentucky                   41102
(Address of Principal Executive Offices)                (Zip Code)


Registrant's telephone number,
             including area code (606) 928-3433



         Former Name or Former Address, if Changed Since
                 Last Report:  Not Applicable











             INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.   Other Events.

     As reported in the press release issued August 7, 1995
(attached as Exhibit 99.1), Addington Resources, Inc. (the
"Registrant") announced the appointment of four new members to its Board of Directors, and the resignation of Robert Addington. The
Board changes follow the execution of a definitive agreement concerning the sale by Larry, Robert and Bruce Addington of an aggregate of 2 million shares of the Registrant's common stock to HPB Associates, L.P. The Registrant also reported that it was the intention of the reconstituted Board that the Registrant focus solely on its environmental businesses. The Board intends to pursue the prompt but prudent sale of the Registrant's non-environmental businesses with the net proceeds from such sales being used to expand the Registrant's environmental operations.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial statements of business acquired.

          Not applicable.

     (b)  Pro Forma Financial Information.

          Not applicable.

     (c)  Exhibits.

          Exhibit 99.1 -- Press Release dated August 7, 1995.


                              SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 ADDINGTON RESOURCES, INC.


Date: August 15, 1995            By /s/ Kirby J. Taylor
                                   Kirby J. Taylor
                                   President and Chief
                                   Operating Officer